UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2008

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Metalico, Inc. (the "Company") held its Annual Meeting of Stockholders on June 24, 2008. The following matters were voted upon at the Annual Meeting:

1. Stockholders voted on the election of nominees for the Board of Directors to serve for a term expiring at the Company's 2009 Annual Meeting. Each individual named below was re-elected to the Board:

Carlos E. Agüero
Michael J. Drury
Walter H. Barandiaran
Earl B. Cornette
Bret R. Maxwell
Paul A. Garrett

2. A proposal to amend and restate the Company's Third Amended and Restated Certificate of Incorporation (a) to eliminate references to a prior series of preferred stock, all of which has been converted to common, (b) to permit the issuance of up to 10,000,000 shares of preferred stock, all of which will be designated as "blank check" preferred stock, (c) to increase the total number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares, and (d) to restate and integrate into a single instrument all of the provisions of the Company's Certificate of Incorporation, as so amended, was approved by the stockholders. A copy of the Fourth Amended and Restated Certificate of Incorporation was filed as Appendix A to the Proxy Statement on Schedule 14A for the Company's 2008 Annual Meeting of Stockholders filed May 15, 2008.

3. A proposal to ratify the selection of McGladrey & Pullen, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 was approved by the stockholders.

4. A proposal to approve the issuance of shares of the Company's common stock upon the occurrence of certain events under the terms of certain Senior Unsecured Convertible Notes issued in the Company’s private placement completed in May 2008 in accordance with the requirements of the American Stock Exchange was approved by the stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 24, 2008	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer